As filed with the Securities and Exchange Commission on June 9, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PBF Energy Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	45-3763855
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Sylvan Way, Second Floor Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

PBF Energy Inc.

Amended and Restated 2017 Equity Incentive Plan

(Full Title of Plan)

Trecia M. Canty, Esq.

Senior Vice President, General Counsel and Secretary

PBF Energy Inc.

One Sylvan Way, Second Floor

Parsippany, New Jersey 07054

(Name and address of agent for service)

(973) 455-7500

(Telephone number, including area code, of agent for service)

With a copy to:

Todd E. Lenson, Esq.

Jordan M. Rosenbaum, Esq.

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, NY 10036

Telephone: (212) 715-9100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (the “Registration Statement”) is filed by PBF Energy Inc. (the “Registrant”) relating to 3,500,000 shares of its Class A common stock, par value $0.001 per share (“Class A Common Stock”) issuable under the PBF Energy Inc. Amended and Restated 2017 Equity Incentive Plan (the “Plan”), which Class A Common Stock is in addition to the (i) 10,200,000 shares of Class A common stock registered under the Plan on the Registration Statement on Form S-8 filed by the Registrant on May 31, 2018 (File No. 333-225309) (the “2018 Registration Statement”) and (ii) 6,000,000 shares of Class A Common Stock registered under the Plan on the Registration Statement on Form S-8 filed by the Registrant on May 18, 2017 (File No. 333-218075) (the “2017 Registration Statement”). On April 6, 2022, the Board of Directors of the Registrant adopted, subject to the requisite stockholders’ approval, an amendment (the “Amendment”) to the Plan to, among other things, increase the number of shares of Class A Common Stock that may be issued under the Plan by 3,500,000 shares. The Registrant’s stockholders approved the Amendment at its 2022 Annual Meeting of Stockholders.

This Registration Statement relates to securities of the same class as those to which the 2017 Registration Statement and 2018 Registration Statement related, and is submitted in accordance with General Instruction E to Form S-8 regarding the Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the 2017 Registration Statement and the 2018 Registration Statement are incorporated herein by reference and made a part of this Registration Statement, except as modified or supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on February 17, 2022;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the Commission on April 28, 2022;

(c)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on April 12, 2022, May 27, 2022 and June 1, 2022;

(d)	The Registrant’s Definitive Proxy Statement on Schedule 14A for the 2022 annual meeting of stockholders, filed with the Commission on April 13, 2022; and

(e)

The description of the Registrant’s Class  A Common Stock contained in Exhibit 4.18 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on February 18, 2021 and any amendment or report filed for the purpose of further updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement or the related prospectus.

Item 8. Exhibits.

The Exhibits listed on the accompanying Exhibit Index are filed as part of, and incorporated by reference into, this Registration Statement.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of PBF Energy Inc. (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on December 18, 2012 (File No. 001-35764))

3.2	Second Amended and Restated Bylaws of PBF Energy Inc. (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on February 15, 2017 (File No. 001-35764))

4.1	PBF Energy Inc. Amended and Restated 2017 Equity Incentive Plan (Incorporated by reference to Appendix A in the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 13, 2018 (File No. 001-35764))

4.2	Amendment No. 1 to PBF Energy Inc. Amended and Restated 2017 Equity Incentive Plan (Incorporated by reference to Appendix A in the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 13, 2022 (File No. 001-35764))

5.1*	Opinion of Kramer Levin Naftalis & Frankel LLP

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit No. 5.1)

24.1*	Power of Attorney (included on signature page)

107*	Calculation of Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Parsippany-Troy Hills, State of New Jersey, on June 9, 2022.

PBF ENERGY INC.

By:	/s/ Trecia M. Canty
	Name:	Trecia M. Canty
	Title:	Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Matthew C. Lucey, Erik Young and Trecia M. Canty or any of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 (including all post-effective amendments and registration statements), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date
/s/ Thomas J. Nimbley Thomas J. Nimbley	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	June 9, 2022

/s/ Erik Young Erik Young	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	June 9, 2022

/s/ John Barone John Barone	Chief Accounting Officer (Principal Accounting Officer)	June 9, 2022

/s/ Spencer Abraham Spencer Abraham	Director	June 9, 2022

/s/ Wayne A. Budd Wayne A. Budd	Director	June 9, 2022

/s/ Karen B. Davis Karen B. Davis	Director	June 9, 2022

/s/ Paul Donahue Paul Donahue	Director	June 9, 2022

/s/ Gene Edwards Gene Edwards	Director	June 9, 2022

/s/ Robert J. Lavinia Robert J. Lavinia	Director	June 9, 2022

/s/ Kimberly S. Lubel Kimberly S. Lubel	Director	June 9, 2022

/s/ George E. Ogden George E. Ogden	Director	June 9, 2022